UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   November 19, 2014

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 19, 2014, CNS Response, Inc. provided a submission for the record to the House Committee on Veterans' Affairs, Subcommittee on Health, for a legislative hearing in consideration of H.R. 5059, the Clay Hunt Suicide Prevention for American Veterans Act. The submission for the record included interim results, based on the first 10% of trial enrollment, of the Walter Reed PEER Trial. The interim results demonstrated statistical significance and were as follows:

When physicians used predictive analytics in the form of PEER information to establish a treatment strategy:

•	75% greater improvement in Suicidality scores

•	144% greater improvement in Depression scores

•	139% greater improvement in Post-Traumatic Stress Disorder (PTSD) scores

•	43% more patients remained in treatment, with more than 50% improvement in treatment efficiency

A copy of the submission for the record is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Submission for the record provided by CNS Response, Inc. to the House Committee on Veterans Affairs', Subcommittee on Health on November 19, 2014

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
November 20, 2014		Paul Buck
Chief Financial Officer